Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CurrencyWorks Inc. of our report dated March 30, 2021, relating to our audits of the December 31, 2020 and 2019 consolidated financial statements of CurrencyWorks Inc., which are appearing in the Annual Report on Form 10-K of CurrencyWorks Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption "Experts and Counsel" in such Registration Statement.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
September 3, 2021